Exhibit 99.1

Bicycle Therapeutics Announces Expansion of Genentech Immuno-Oncology Collaboration

Genentech exercised an option to initiate an additional program under the 2020 collaboration agreement

CAMBRIDGE, England, & BOSTON, October 26, 2021 – Bicycle Therapeutics plc (NASDAQ: BCYC), a biotechnology company pioneering a new and differentiated class of therapeutics based on its proprietary bicyclic peptide (Bicycle®) technology, today announced that Genentech, a member of the Roche Group, has exercised an option to initiate a new program, expanding the exclusive strategic collaboration agreement with Bicycle to discover, develop and commercialize novel Bicycle®-based immuno-oncology therapies.

Bicycle and Genentech are collaborating on the discovery and pre-clinical development of novel Bicycle-based immunotherapies against multiple targets. Pursuant to the terms of the February 2020 agreement, Genentech has exercised an option to include a new program under the agreement, triggering a $10 million payment to Bicycle. None of the compounds in Bicycle’s wholly owned oncology pipeline, including its immuno-oncology candidates, are included in the collaboration.

“We are pleased both with the progress achieved so far in our ongoing work with Genentech and that Genentech has elected to exercise an option to add a new program under the collaboration. We believe the expansion of our collaboration underscores the potential utility of Bicycles compared to other modalities, as well as the potential broad applicability of Bicycles in a wide-range of targets,” said Kevin Lee, Ph.D., Chief Executive Officer of Bicycle Therapeutics. “We look forward to continuing to work closely with the preeminent immuno-oncology team at Genentech to develop potential new cancer treatments based on Bicycles.”

About Bicycle Therapeutics

Bicycle Therapeutics (NASDAQ: BCYC) is a clinical-stage biopharmaceutical company developing a novel class of medicines, referred to as Bicycles, for diseases that are underserved by existing therapeutics. Bicycles are fully synthetic short peptides constrained with small molecule scaffolds to form two loops that stabilize their structural geometry. This constraint facilitates target binding with high affinity and selectivity, making Bicycles attractive candidates for drug development. Bicycle is evaluating BT5528, a second-generation Bicycle Toxin Conjugate (BTC™) targeting EphA2, and BT8009, a second-generation BTC™ targeting Nectin-4, a well-validated tumor antigen, in company-sponsored Phase I/II trials. In addition, BT1718, a BTC™ that targets MT1-MMP, is being investigated in an ongoing Phase I/IIa clinical trial sponsored by the Centre for Drug Development of Cancer Research UK. Bicycle is headquartered in Cambridge, UK, with many key functions and members of its leadership team located in Lexington, MA. For more information, visit bicycletherapeutics.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding Bicycle’s collaboration with Genentech; the discovery, development and potential commercialization of potential product candidates using Bicycle’s technology and under the collaboration agreement; the therapeutic potential for Bicycles in immuno-oncology and other applications; and the potential to receive milestone payments and royalties under the strategic collaboration agreement. Bicycle may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: the risk that Bicycle may not realize the intended benefits of its technology or of the collaboration agreement with Genentech, including that Bicycle and Genentech may not successfully identify, develop and commercialize additional product candidates; the risk that Bicycle may not be able to maintain its collaboration with Genentech and realize the benefits thereof; and other important factors, any of which could cause Bicycle’s actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in Bicycle’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 5, 2021, as well as in other filings Bicycle may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Bicycle expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Investors:

David Borah, CFA

VP, Capital Markets & Investor Relations

david.borah@bicycletx.com
617-203-8300

Media:

Consilium Strategic Communications

Sukaina Virji or Mary-Jane Elliott

bicycle@consilium-comms.com